As filed with the Securities and Exchange Commission on June 9, 2005

Registration No. 333-114508

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

SOUTH DAKOTA	2040	46-0462968
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Caspian Avenue, Post Office Box 500, Volga, South Dakota 57071, (605) 627-9240

(Address and telephone number of principal executive offices)

Rodney G. Christianson, 100 Caspian Avenue, Post Office Box 500, Volga, South Dakota 57071, (605) 627-9240

(Name, address and telephone number of agent for service)

COPIES TO:

Marci K. Winga, Mark S. Weitz

Leonard, Street and Deinard

Professional Association

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

(612) 335-1500

EXTENSION OF OFFERING

Our offering of Class A Capital Units pursuant to our Prospectus dated February 14, 2005 was originally scheduled to terminate upon the earlier to occur of (i) the sale of the maximum offering amount of $11,250,000 or (ii) May 31, 2005, unless extended by us, in our sole discretion, and without prior notice to investors, until no later than September 30, 2005.  The maximum offering amount has not yet been sold, and our Board of Managers has extended the offering until June 30, 2005.  The Board reserves the right to further extend the offering until no later than September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Volga, State of South Dakota as of June 9, 2005.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By	/s/ Rodney G. Christianson
Rodney G. Christianson Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 9, 2005.

SIGNATURE	TITLE

/s/ Rodney G. Christianson	Chief Executive Officer
Rodney G. Christianson	(Principal Executive Officer)

/s/ James A. Seurer	Chief Financial Officer
James A. Seurer	(Principal Financial and Accounting Officer)

/s/ Paul Barthel*	Manager
Paul Barthel

/s/ Dan Feige*	Manager
Dan Feige

/s/ Marvin Goplen*	Manager
Marvin Goplen

/s/ Ryan J. Hill*	Manager
Ryan J. Hill

/s/ Marvin Hope*	Manager
Marvin Hope

/s/ James H. Jepsen*	Manager
James H. Jepsen

/s/ Peter Kontz*	Manager
Peter Kontz

/s/ Bryce Loomis*	Manager
Bryce Loomis

/s/ Gerald Moe*	Manager
Gerald Moe

/s/ Dale F. Murphy*	Manager
Dale F. Murphy

/s/ Maurice Odenbrett*	Manager
Maurice Odenbrett

/s/ Daniel Potter*	Manager
Daniel Potter

/s/ Rodney Skalbeck*	Manager
Rodney Skalbeck

/s/ Lyle R. Trautman*	Manager
Lyle R. Trautman

/s/ Delbert Tschakert*	Manager
Delbert Tschakert

/s/ Anthony VanUden*	Manager
Anthony VanUden

/s/ Ardon Wek*	Manager
Ardon Wek

/s/ Dean Christopherson*	Manager
Dean Christopherson

/s/ Laron Krause*	Manager
Laron Krause

/s/ Wayne Enger*	Manager
Wayne Enger

/s/ Steven Preszler*	Manager
Steven Preszler

* By	/s/ Rodney G. Christianson
Rodney G. Christianson, Attorney-in-Fact